Corporate Update Conference Call June 1, 2021 Exhibit 99.2

2 Forward-looking statements This presentation contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “future,” “potential,” “continue” and other similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. For example, forward-looking statements include statements Immunovant makes regarding its business strategy, its plans to develop and commercialize its product candidates, the potential safety and efficacy of Immunovant’s current or future product candidates, its expectations regarding timing, the design and results of clinical trials of its product candidates, Immunovant’s plans and expected timing with respect to regulatory filings and approvals, the size and growth potential of the markets for Immunovant’s product candidates, and its ability to serve those markets. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection and general development progress; future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this presentation; any product candidates that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of the ongoing COVID-19 pandemic on Immunovant’s clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of its sole product candidate, IMVT-1401; Immunovant is at an early stage in development of IMVT-1401; and Immunovant will require additional capital to fund its operations and advance IMVT- 1401 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K for the year ended March 31, 2021 filed with the SEC on June 1, 2021. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Roivant 13D 3 The special committee has retained Centerview Partners as its financial advisor and Wachtell, Lipton, Rosen & Katz as its legal advisor. In March of this year, Roivant, our 57% stockholder, amended its Schedule 13D to state that it intends to make a proposal to us to acquire the outstanding shares of the Company not already owned by Roivant. The company cannot comment further on the process or on the activities of the special committee. . In response to the filing, our board of directors formed a special committee consisting of independent directors to be prepared to evaluate and negotiate any such proposal from Roivant or other parties.

4 Agenda – things we’ve learned and next steps Patient needs vary by indication and disease severity • Different diseases will require different regimens to address • Maintenance therapy requires strong immune suppression while acute dosing often requires very strong immune suppression Updated 1401 profile is exciting • Potent • Predictable • LDL Manageable Excited to return to clinic in multiple indications Efficacy in three conditions reinforces breadth of mechanism • MG • WAIHA • TED

Improved understanding of the antibody creates more opportunity to address unmet needs Updated IMVT-1401 profile is exciting 5 01 02 03 04 IMVT-1401 is more potent than expected, with a broader therapeutic window IgG, Albumin, and LDL are tightly linked which leads to predictable patient responses Findings suggest LDL impact is manageable Favorable trade-off in IgG reduction vs albumin–LDL changes across doses

Meaningful IgG reductions at all doses: 340 is a high dose, 680 a very high dose, 255 strong New data demonstrate stronger potency and broad therapeutic window 6Note: Data in figure from ASCEND GO-2 trial of IMVT-1401 in Thyroid Eye Disease -100 -80 -60 -40 -20 0 20 0 2 4 6 8 10 12 14 16 18 20 Ig G % c ha ng e fro m b as el in e Week Placebo 255 mg QW 12w SC 340 mg QW 12w SC 680 mg QW 12w SC Dose Median Emax IgG Reduction LDL increase at week 12 (% change from baseline) 255 mg SC Weekly 62% 15% 340 mg SC Weekly 69% 37% 680 mg SC Weekly 80% 52%

Lipid elevations correlated tightly with albumin change and magnitude similar across indications 7 Both albumin and LDL return to baseline post cessation of treatment Albumin and LDL are tightly linked Predictability valuable to patients and physicians Predictability eases patient management

2.0 2.5 3.0 3.5 4.0 4.5 5.0 0 2 4 6 8 10 12 14 16 18 20 M ea n A lb um in (g /d L) Week Placebo 255 mg QW 12w SC 340 mg QW 12w SC 680 mg QW 12w SC 255mg dose results in modest changes to LDL & albumin, with potent knockdown in IgG Data suggest favorable trade-off in IgG reductions vs. LDL/Albumin Note: Data in figure from ASCEND GO-2 trial of IMVT-1401 in Thyroid Eye Disease Dashed horizontal line represents the lower limit of normal albumin 8

Varied dosing regimens, have potential to optimize the risk/benefit profile of IMVT-1401… Potency and broad therapeutic window enable multiple paths forward 9 Moderate and high dose offer flexibility for chronic dosing High dose and very high dose offer flexibility for induction Standard dose regimen for many in chronic setting 255 255 / 340 340 / 680 …while providing increased flexibility for physicians and patients

10 HCP feedback consistently suggests LDL impact is manageable 1. Source: HCP survey, N=16 (March 2021) Data below refer to anticipated market share based on hypothetical LDL profile The likelihood to prescribe a hypothetical anti-FcRn without an LDL impact and with an LDL impact of 30% is similar. This applies across a broad range of disease severity and across multiple lines of therapy.

LDL was controlled in patients who entered on statins (a post-hoc analysis) 1. Data presented based on exploratory analyses performed on stored samples 2. Week 6-12 timepoints; each subject shown at the point of maximal duration of blinded treatment period for IMVT-1401 • Across a variety of doses and different indications, all known patients receiving statins prior to study initiation saw only minimal increases in LDL1 • Data suggest that statins can be leveraged to manage lipid levels during treatment with IMVT-1401 when necessary 0 50 100 150 200 250 Baseline Week 6-12 (19%) (28%) 1% 1% 7% 35% 29% (23%) TED Phase 2b Patients MG Phase 2a Patients 2LDL-c (mg/dL) 11 2

Return to Clinic Planned in Multiple Indications

Our outlook on IMVT-1401 efficacy and potential of FcRn class has improved Early data in WAIHA trial demonstrates promise of IMVT-1401 1. Note: All data from ASCEND WAIHA, a Phase 2 trial of IMVT-1401 in Warm Autoimmune Hemolytic Anemia Previous WAIHA therapy 1st line – prednisolone 2nd line – cyclosporine 3rd line – prednisolone, azacytidine (ongoing at study start) Baseline (Week 1) Week 3 Week 7 Week 13 Total Bilirubin (mg/dL) 1.6 0.4 0.3 0.3 8 9 10 11 12 13 14 0 2 4 6 8 10 12 14 H em og lo bi n (g /d L) Week Hemoglobin (g/dL) 2 g/dL change from baseline Hemoglobin (g/dL) by visit for subject in ASCEND-WAIHA trial 13

• We observed declines in total IgG and in Thyroid Stimulating Antibodies throughout treatment • Approximately 41 subjects reached the 13-week primary endpoint at the time of study termination vs. 77 planned. The study was therefore significantly underpowered to demonstrate efficacy • We observed changes in proptosis responder rate that were nominally significant in some treatment groups at early time periods with larger patient numbers but were not significant at the 13- week primary endpoint • We are considering alternative trial designs and patient populations and believe our next trial will be a phase two study. We plan to announce the details of this study later this year The program-wide review led to unblinding the TED trial and termination of the study Thyroid Eye Disease Summary 14Note: Data referenced above is from the ASCEND GO-2 trial of IMVT-1401 in Thyroid Eye Disease

IMVT-1401: A robust pipeline in a product

Target Indication	2H21	1H22	2H22	Anticipated Milestones
Myasthenia Gravis (MG)		MG Phase 3		Phase 3 initiation expected in late 2021 or early 2022
Thyroid Eye Disease (TED)		ASCEND TED		Study start TBD
Warm Autoimmune Hemolytic Anemia (WAIHA)		ASCEND WAIHA		Phase 2a restart in late 2021 or early 2022
New Indication #1		New Indication #1		Two new indications expected to be announced in 1H 2022
New Indication #2		New Indication #2		

IMMUNOVANT

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Immunovant is proud to welcome Bill Macias Strengthened executive leadership team 16 New Chief Medical Officer Bill Macias, MD, PhD

Patient needs vary by indication, severity and stage of disease Short-term, deep IgG reduction (up to 80%) often required Long-term, strong IgG suppression (up to 60%) in chronic setting New Onset of Disease Maintain Disease Control Acute Conditions Best efficacy with the least immunosuppression Treatment of Flares Ease of use enables variability 17 Patient-centered approach